Exhibit 10.1

April 28, 2015

Atlantic Alliance Partnership Corp.

c/o Mark D. Klein

590 Madison Avenue

New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Atlantic Alliance Partnership Corp., a business company incorporated under the laws of the British Virgin Islands with limited liability (the “Company”), and Citigroup Global Markets Inc., (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 7,500,000 of the Company’s ordinary shares, no par value (the “Ordinary Shares”). The Ordinary Shares shall be sold in the Public Offering pursuant to the registration statement on Form S-1 No. 333-202235 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Ordinary Shares listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AAP Sponsor (PTC) Corp (the “Sponsor”), and Jonathan Goodwin, Mark Klein, Waheed Alli and Jonathan Mitchell, individually, for purposes of paragraph 4 only, and as shareholders of the Sponsor and officers and directors of the Company with respect to the remainder of this Agreement (collectively, the “Insiders”), hereby agree with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall vote all Founder Shares and Placement Shares held by it and any shares acquired by it in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination (as described in the Underwriting Agreement) within 18 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Ordinary Shares sold in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, commence a voluntary liquidation and thereby a formal dissolution, subject in each case to the Company’s obligations under the laws of the British Virgin Islands, to provide for claims of creditors and requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding public shares.

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The Sponsor and each Insider acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or Placement Shares. The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, any redemption rights it may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Sponsor and each Insider shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares and Placement Shares) it holds if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Ordinary Shares, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Ordinary Shares, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by them, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. In the event of the liquidation of the Trust Account, each of Jonathan Goodwin, Mark Klein, Waheed Alli and Jonathan Mitchell (each an “Indemnitor” and collectively the “Indemnitors”) agrees, jointly and severally, to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.50 per share of the Offering Shares and (ii) the actual amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, and, provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Each Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to each such Indemnitor, such Indemnitor notifies the Company in writing that he shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 Ordinary Shares (as described in the Prospectus), the Sponsor agrees that it shall return to the Company, on a pro rata basis in accordance with the percentage of Founder Shares held by it, for cancellation at no cost, a number of Founder Shares equal to 281,250 multiplied by a fraction, (i) the numerator of which is 1,125,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,125,000. The Sponsor further agrees that to the extent that (a) the size of the Public Offering is increased or decreased and (b) the Sponsor has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to 1,125,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Ordinary Shares issued in the Public Offering and (B) the reference to 281,250 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the Sponsor would have to return to the Company in order to hold an aggregate of 20.0% of the Company’s issued and outstanding public shares and founder shares after the Public Offering.

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6. (a) The Sponsor and each Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 18 months after the closing of the Public Offering.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or such Insider of its respective obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Subject to certain limited exceptions, the Sponsor and each Insider agrees not to sell, assign, transfer or dispose of the Founder Shares until one year after the completion of an initial Business Combination or earlier if, subsequent to an initial Business Combination, (x) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after an initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(b) The Sponsor and each Insider agrees that none of them shall effectuate any Transfer of Placement Shares, until 30 days after the completion of a Business Combination. The restrictions contained in paragraphs 7(a) and 7(b) hereof are collectively the “Lock-up”.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), in the event of (i) the Company’s liquidation prior to the completion of an initial Business Combination or (ii) the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination, the lockup period shall terminate. Transfers of the Founder Shares and Placement Shares are further permitted as set forth in clauses (i) through (vi) below, provided that any transferees enter into a written agreement agreeing to be bound by the Lock-up. Permitted transfers include: (i) transfers to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any equity holders of the Sponsor or their affiliates, or any affiliates of the Sponsor, (ii) transfers by gift to an equity holder of the Sponsor’s immediate family or to a trust, the beneficiary of which is an equity holder of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (iii) transfers by virtue of laws of descent and distribution upon the death of an equity holder of the Sponsor or an officer or director; (iv) transfers pursuant to a qualified domestic relations order of an equity holder or an officer or director; (v) transfers by virtue of the laws of the British Virgin Islands or the Sponsor’s memorandum and articles of association or the rights attaching to the equity interests in the Sponsor upon dissolution of the Sponsor; and (vi) transfers by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which such shares were originally purchased.

8. Each Insider’s biographical information furnished to the Company that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects with regard to such Insider. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and neither such Insider nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

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9. Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of a loan of up to a total of $100,000 made to the Company by an affiliate of its Chairman, Chief Executive Officer and President, pursuant to a Promissory Note dated January 16, 2015; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; payment to Lepe Partners LLP, an entity affiliated with the Company’s Chairman, President and Chief Executive Officer, and/or M. Klein & Co. LLC, an entity affiliated with one of the Company’s directors, of a fee for financial advisory services rendered in connection with the identification, negotiation and consummation of an initial Business Combination, the amount of which will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of the Company’s audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

10. Each of the undersigned has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and (in the case of Jonathan Goodwin, Mark Klein, Waheed Alli and Jonathan Mitchell) to serve as an officer of the Company and/or as a director on the board of directors of the Company, and each Insider hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the Ordinary Shares of the Company held by the Sponsor prior to the consummation of the Public Offering; (iii) “Placement Shares “ shall mean the 762,500 Ordinary Shares that are acquired by the Sponsor for an aggregate purchase price of $7,625,000 (or the 858,125 Ordinary Shares for an aggregate purchase price of $8,581,250 if the underwriter’s over-allotment option is exercised in full), or $10.00 per share, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

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13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider and each of their respective successors, heirs and assigns.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2015, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

AAP SPONSOR (PTC) CORP

By:	/s/ Jonathan Mitchell
	Name:	Jonathan Mitchell

/s/ Jonathan Goodwin
Name: Jonathan Goodwin, individually with respect to paragraph 4 hereof, and as a shareholder of AAP Sponsor (PTC) Corp and officer and/or director of Atlantic Alliance Partnership Corp., with respect to the balance of the Agreement

/s/ Mark Klein
Name: Mark Klein, individually with respect to paragraph 4 hereof, and as a shareholder of AAP Sponsor (PTC) Corp and officer and/or director of Atlantic Alliance Partnership Corp., with respect to the balance of the Agreement

/s/ Jonathan Mitchell
Name: Jonathan Mitchell, individually with respect to paragraph 4 hereof, and as a shareholder of AAP Sponsor (PTC) Corp and officer and/or director of Atlantic Alliance Partnership Corp., with respect to the balance of the Agreement

/s/ Waheed Alli
Name: Waheed Alli, individually with respect to paragraph 4 hereof, and as a shareholder of AAP Sponsor (PTC) Corp and officer and/or director of Atlantic Alliance Partnership Corp., with respect to the balance of the Agreement

Acknowledged and Agreed:
ATLANTIC ALLIANCE PARTNERSHIP CORP.

By:	/s/ Jonathan Goodwin
	Name:	Jonathan Goodwin
	Title:	President and Chief Executive Officer

[Signature Page to Letter Agreement - Sponsor]

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